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                                                                   EXHIBIT 10.25


AMENDMENT 1 TO THE EMPLOYMENT AND NON-COMPETE AGREEMENT BETWEEN i2 AND ROMESH WADHWANI


This Amendment 1 ("Amendment 1") dated April 15th 2001 ("Effective Date") is made to the Employment and Non-compete Agreement ("Agreement") dated June 9th 2000 between i2 Technologies, Inc. ("Company") and Romesh Wadhwani ("Employee").

Paragraph 6 of the Agreement is hereby deleted and replaced in its entirety by the following:

"6. Restriction on Sale of Company Stock

Employee may directly or indirectly offer, sell, exchange, transfer, assign, pledge, contract to sell, or otherwise dispose of shares and/or options of Company stock representing up to 80% of the combined total (the "June 2000 Total") of Employee's Company stock and vested and unvested options to purchase Company stock as of June 9th 2000, at any time. Employee may not, directly or indirectly, offer, sell, exchange, transfer, assign, pledge, contract to sell, or otherwise dispose of any interest in the remaining 20% of the June 2000 Total until after June 9th 2003. For any new options granted on or after June 9th 2000, there will be no restrictions on Employee's ability to sell or dispose of the underlying shares except as described in the option agreements for same."

In the event of any conflict between this Amendment 1 and the Agreement, this Amendment 1 shall supercede.

Other than as amended by this Amendment 1, the Agreement shall remain in full force and effect, consistent with its terms.


/s/ ROBERT C. DONOHOO                           /s/ ROMESH WADHWANI
-------------------------------------------     --------------------------------
For Company: Robert C. Donohoo                  Employee: Romesh Wadhwani
Title: Vice President and Corporate Counsel     Title: Vice Chairman
Date: April 15, 2001                            Date: April 15, 2001